EXHIBIT 99.1

FOR IMMEDIATE RELEASE
November 3, 2004

Contacts:
Analysts		Media
Jay Gould	(614) 480-4060	Jeri Grier	(614) 480-5413
Susan Stuart	(614) 480-3878

Huntington Bancshares Incorporated
Provides Update Regarding Regulatory Matters and
Announces Negotiations to Extend the Unizan Merger Agreement

     COLUMBUS, Ohio – Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) announced that it expects to enter into formal supervisory agreements with its banking regulators, the Federal Reserve and OCC, providing for a comprehensive action plan designed to address its financial reporting and accounting policies, procedures and controls and its corporate governance practices. Huntington remains in active dialogue with banking regulators concerning these and related matters and is working diligently to resolve this in a full and comprehensive manner.

     Huntington also announced that it is negotiating a one-year extension of its pending merger agreement with Unizan Financial Corp. Huntington intends to withdraw its current application with the Federal Reserve to acquire Unizan and to resubmit the application for regulatory approval of the merger once it has successfully resolved the aforementioned regulatory concerns.

     Huntington continues to have ongoing discussions with the staff of the Securities and Exchange Commission (SEC) regarding resolution of its previously announced formal investigation into certain financial accounting matters relating to fiscal years 2002 and earlier and certain related disclosure matters. It is anticipated that a settlement of this matter will involve the entry of an order by the SEC requiring Huntington to comply with various provisions of the Securities Exchange Act of 1934 and the Securities Act of 1933, along with the imposition of a civil money penalty.

     Huntington’s Board of Directors has been overseeing a review of the Company’s financial accounting and reporting practices as they relate to the Company’s previous accounting restatements and other related matters during the course of the pending SEC inquiry. It has recently engaged the Promontory Financial Group to provide assistance with respect to these and related regulatory matters.

     The Company believes that it will be able to address all of the issues that have been raised by the SEC and the Company’s bank regulators concerning these matters in a comprehensive manner and is working aggressively to do so.

     Tom Hoaglin, chairman, president and chief executive officer of Huntington, stated, “Huntington’s Board of Directors and senior management are fully committed to addressing all of the matters that have been raised by the SEC and our bank regulators during the course of the SEC’s investigation and ongoing bank regulatory reviews. We have previously restated our financial results for the periods covered by the SEC’s review. We have taken substantial actions to date and will continue to work vigorously in the months ahead to ensure that our policies and practices in these areas meet all best in class standards.”

Forward-looking Statement

     This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. A number of factors, including but not limited to those set forth under the heading “Business Risks” included in Item 1 of Huntington’s Annual Report on Form 10-K for the year ended December 31, 2003, and other factors described from time to time in Huntington’s other filings with the Securities and Exchange Commission, could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. All forward-looking statements included in this news release are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.

About Huntington

     Huntington Bancshares Incorporated is a $32 billion regional bank holding company headquartered in Columbus, Ohio. Through its affiliated companies, Huntington has more than 138 years of serving the financial needs of its customers. Huntington provides innovative retail and commercial financial products and services through more than 300 regional banking offices in Indiana, Kentucky, Michigan, Ohio and West Virginia. Huntington also offers retail and commercial financial services online at huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of approximately 700 ATMs. Selected financial service activities are also conducted in other states including: Dealer Sales offices in Florida, Georgia, Tennessee, Pennsylvania, and Arizona; Private Financial Group offices in Florida; and Mortgage Banking offices in Florida, Maryland, and New Jersey. International banking services are made available through the headquarters office in Columbus and an office located in the Cayman Islands and an office located in Hong Kong.

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